FOR IMMEDIATE RELEASE	CONTACT:
October 14, 2010	Thomas Plotts, CFO (212) 716-1977 x 222

Atrinsic to Acquire Kazaa Assets, Sets Foundation to Build and Expand
Kazaa Digital Music and Entertainment Service

New York (October 14, 2010) - Atrinsic, Inc., (NASDAQ: ATRN), a marketer of direct-to-consumer subscription products and an Internet search marketing agency, today announced that on October 13, 2010 it entered into amendments to its existing Marketing Services Agreement and Master Services Agreement with Brilliant Digital Entertainment, Inc. (“Brilliant Digital”) and entered into an agreement with Brilliant Digital to acquire its Kazaa assets.

The Marketing Services Agreement and Master Services Agreement govern the operation of Brilliant Digital’s Kazaa digital music service which is jointly operated by the parties.  Among other things, the amendments extend the term of each of the Marketing Services Agreement and Master Services Agreement from three years to thirty years, provide Atrinsic with an exclusive license to the Kazaa trademark in connection with Atrinsic’s services under the agreements, and modify the Kazaa digital music service profit share payable to Atrinsic under the agreements from 50% to 80%.  As consideration for entering into the amendments, Atrinsic will issue 4,161,130 shares of its common stock to Brilliant Digital.

The amendments to the Marketing Services Agreement and Master Services Agreement are part of a broader transaction between Atrinsic and Brilliant Digital pursuant to which Atrinsic will acquire the Kazaa digital music service assets, as well as certain other assets of Brilliant Digital, in accordance with the terms of an asset purchase agreement entered into between the parties on October 13, 2010.

The purchase price for the acquired assets includes the issuance by Atrinsic of an additional 7,125,665 shares at the closing of the transactions contemplated by the asset purchase agreement as well as the assumption of certain liabilities related to the Kazaa business.  The closing of the transactions contemplated by the asset purchase agreement will occur when all of the assets associated with the Kazaa business, including the Kazaa trademark and associated intellectual property, as well as Brilliant Digital’s content management, delivery and customer service platforms, and licenses with third parties, have been transferred to Atrinsic.  The closing of the transactions contemplated by the asset purchase agreement is subject to approval by the stockholders of Atrinsic and Brilliant Digital, receipt of all necessary third party consents and other customary closing conditions.  At the closing of the transactions contemplated by the asset purchase agreement, each of the Marketing Services Agreement and Master Services Agreement will terminate.

Pursuant to the asset purchase agreement, Atrinsic has agreed to appoint two individuals to be selected by Brilliant Digital to serve on Atrinsic’s Board of Directors effective upon the closing.  Kevin Bermeister, Brilliant Digital’s chief executive officer, is expected to be one of Brilliant Digital’s nominees.  Mr. Bermeister has been a director of Brilliant Digital since August 1996 and has served as its President and as its Chief Executive Officer.  Mr. Bermeister previously founded and served as Chief Executive Officer of Sega Ozisoft which commenced business in 1982. Mr. Bermeister also founded and served as a director of Packard Bell NEC Australia Pty. Ltd.  Mr. Bermeister has served on numerous advisory boards, including Virgin Interactive Entertainment Ltd.

Kazaa has been at the forefront of the transformation of the distribution of digital music and the acquisition of the Kazaa business is likely to have an equally transformative effect on Atrinsic.  Brilliant Digital’s relationships with the major record labels, its multi-device on demand digital music delivery platform, and the Kazaa brand, will enable Atrinsic to build on and improve the Kazaa digital music and entertainment service.

This transaction offers Atrinsic an ubiquitous entertainment brand and licensed music content to complement its traditional strengths in the cost effective acquisition of customers.  Atrinsic believes it can effectively combine resources and assets to extend the life of its customers, grow its subscriber base and enhance and expand recurring revenue by delivering long term value to subscribers across distribution and billing platforms.

About the Kazaa Digital Music Service

Kazaa is a subscription-based digital music service that gives users unlimited access to hundreds of thousands of CD-quality tracks. For a monthly fee users can download unlimited music files and play those files on up to three separate computers and download unlimited ringtones to a mobile phone. Unlike other music services that charge you every time a song is downloaded, Kazaa allows users to listen to and explore as much music as they want for one monthly fee, without having to pay for every track or album. Consumers are billed for this service on a monthly recurring basis through a credit card, landline, or mobile device. Royalties are paid to the rights’ holders for licenses to the music utilized by this digital service.  Atrinsic and Brilliant Digital jointly offer the Kazaa digital music service, pursuant to a Marketing Services Agreement and a Master Services Agreement between the two companies.

About Atrinsic, Inc.

Atrinsic, Inc. is a marketer of direct-to-consumer subscription products and an Internet search-marketing agency. Atrinsic sells entertainment and lifestyle subscription products directly to consumers, which are marketed through the Internet. Atrinsic also sells Internet marketing services to its corporate and advertising clients. Atrinsic has developed its marketing media network, consisting of web sites, proprietary content and licensed media, to attract consumers, corporate partners and advertisers.  Atrinsic believes its marketing media network and proprietary technology allows it to cost-effectively acquire consumers for its products and for its corporate partners and advertisers.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information relating to when the closing consideration will be paid to Brilliant Digital and Atrinsic’s belief that it can effectively combine resources and assets to extend the life of its customers, grow its subscriber base and enhance and expand recurring revenue by delivering long term value to subscribers across distribution and billing platforms. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, the inability of Brilliant Digital and/or Atrinsic to satisfy the closing conditions of the Asset Purchase Agreement, Atrinsic’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Atrinsic’s liquidity and financial strength to support growth, and other information that may be detailed from time to time in Atrinsic’s filings with the United States Securities and Exchange Commission. All information in this release is as of October 14, 2010. Atrinsic does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in Atrinsic’s expectations.

Important Additional Information and Where to Find It

This communication is being made in respect of the acquisition by Atrinsic of the Kazaa music subscription assets from Brilliant Digital.  In connection with the transaction, Atrinsic plans to file with the SEC a Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.  The Proxy Statement will be mailed to stockholders of Atrinsic.  INVESTORS AND SECURITY HOLDERS OF ATRINSIC ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by Atrinsic through the web site maintained by the SEC at http://www.sec.gov/. Free copies of the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Thomas Plotts, Chief Financial Officer, Atrinsic, Inc. at 212-716-1977 ext. 222.

Atrinsic and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information regarding the identity of the persons who may, under SEC rules, be deemed to be “participants” in the solicitation of proxies, and a description of their direct and indirect interests in the solicitation, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Contact

Thomas Plotts, Chief Financial Officer, 212 716 1977 x222